Exhibit 107
Calculation of Filing Fee Tables
Form S-3ASR
(Form Type)
DARDEN RESTAURANTS, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Common Stock	Common Stock	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Total Offering Amounts					N/A		N/A

Total Fee Offsets					N/A		N/A

Net Fee Due					N/A		N/A

(1)	An indeterminate number or amount of securities of each class to be offered at indeterminate offering prices from time to time is being registered pursuant to this Registration Statement.

(2)	In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. Any registration fees will be paid subsequently on a pay-as-you-go basis.